EXHIBIT 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of Adams Resources & Energy, Inc.

Date: May 6, 2022

KSA Industries, Inc.

By:	/s/ Stephanie Carlat
Stephanie Carlat
Senior Vice President and Chief Financial Officer

/s/ Amy Adams Strunk
Amy Adams Strunk

AAS Holding LLC

By:	/s/ Amy Adams Strunk
Amy Adams Strunk
Sole Member

/s/ Kenneth Stanley Adams IV
Kenneth Stanley Adams IV

Jefferson Bank Trustee of the Article VI Trust
UWO Nancy Neville Adams FBO Kenneth S. Adams IV

By:	/s/ Erik Ahlenius
Erik Ahlenius
Executive Vice President

Adams Family Holdings, LLC

By:	/s/ Kenneth Stanley Adams IV
Kenneth Stanley Adams IV
Manager

/s/ Barclay Cunningham Adams
Barclay Cunningham Adams

Jefferson Bank Trustee of the Article VI Trust
UWO Nancy Neville Adams FBO Barclay Adams

By:	/s/ Erik Ahlenius
Erik Ahlenius
Executive Vice President

BCA Adams Cumberland, LLC

By:	/s/ Barclay Cunningham Adams
Barclay Cunningham Adams
Manager

/s/ Susan Cunningham Lewis
Susan Cunningham Lewis

SLC 2021 Ventures, LLC

By:	/s/ Susan Cunningham Lewis
Susan Cunningham Lewis
Manager